CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS Value Series, Inc. on Form N-14 (“Registration Statement”) of our report dated July 22, 2008, relating to the financial statements and financial highlights which appears in the May 31, 2008 Annual Report to Shareholders of DWS Equity Partners Fund, Inc., which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditor”)”, and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”, all in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A of DWS Equity Partners Fund, Inc. dated October 1, 2007, which is incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 11, 2008